UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2007

YELLOWCAKE MINING INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-137539

(Commission File Number)

83-0463005

(IRS Employer Identification No.)

213 West Main Street, Suite F, Riverton, WY 82501

(Address of principal executive offices and Zip Code)

307-856-8080

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 10, 2007, our board of directors adopted our 2007 Stock Option Plan. Under the 2007 Stock Option Plan, options to acquire common shares and issuance of common shares underlying options may be made to directors, officers, consultants and employees of our company. A total of 5,000,000 common shares may be issued under our 2007 Stock Option Plan.

Item 9.01	Financial Statements and Exhibits
99.1	2007 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOWCAKE MINING INC.

/s/ William Tafuri

William Tafuri, President

Date:	July 31, 2007